SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 20, 2011

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 E. Park Blvd., Suite 955

Plano, TX  75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On March 20, 2011, TGC Industries, Inc., a Texas corporation (the “Company”), Dawson Geophysical Company, a Texas corporation (“Dawson”), and 6446 Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of Dawson (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company, with the Company continuing after the merger as the surviving entity and a wholly-owned subsidiary of Dawson (the “Merger”).

Under the terms of the Merger Agreement, so long as two business days prior to the earlier of (1) a meeting of the Company’s shareholders or (2) a special meeting of Dawson’s shareholders, the Average Price (as described below) of Dawson’s common stock (the “Dawson Common Stock”) is equal to or greater than $32.54 but less than or equal to $52.54, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of the Company (the “Company Common Stock”) (other than shares of the Company Common Stock owned by the Company, any wholly-owned subsidiary of the Company, Dawson, or Merger Sub) will be automatically converted into the right to receive 0.188 shares of Dawson Common Stock (the “Exchange Ratio”).  If the Average Price is not within the parameters outlined above, the Company and Dawson will seek, in good faith to negotiate a new Exchange Ratio that is acceptable to both parties, but subject to each party’s right to terminate the Merger Agreement if the Company and Dawson are not able to agree on a new Exchange Ratio within two business days after the second business day prior to the earlier of (1) a meeting of the Company’s shareholders or (2) a special meeting of Dawson’s shareholders.  The “Average Price” means the average of the volume weighted average of the trading price of Dawson Common Stock for the 10 consecutive trading days ending on the trading day that is two business days prior to the  earlier of (1) a meeting of the Company’s shareholders or (2) a special meeting of Dawson’s shareholders.

Except as otherwise set forth in the Merger Agreement, stock options for the Company Common Stock will, if not exercised prior to the Effective Time, be converted into stock options for Dawson Common Stock on terms substantially identical to those in effect immediately prior to the Effective Time, with the number of shares of Dawson Common Stock issuable and the exercise price being adjusted by the Exchange Ratio.

The respective Boards of Directors of the Company, Dawson, and Merger Sub have approved the Merger Agreement.  The Board of Directors of the Company has recommended that the Company’s shareholders approve the Merger Agreement, subject to Section 7.3 of the Merger Agreement.  The Board of Directors of Dawson has recommended that Dawson’s shareholders approve the issuance of shares of Dawson Common Stock to the shareholders of the Company in accordance with the Merger Agreement.

It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes, so that, in general, none of the shareholders of the Company, Dawson or Merger Sub will recognize any gain or loss in the transaction, except that the Company’s shareholders will generally recognize gain or loss with respect to cash received in lieu of fractional shares of Dawson Common Stock.

Completion of the Merger is subject to certain customary conditions, including, among other things:

•                  approval of the Merger Agreement by the holders of at least 80% of the outstanding shares of the Company Common Stock;

•                  approval of the issuance of shares of Dawson Common Stock in the Merger by the holders of at least a majority of the shares of Dawson Common Stock present and voting at a special meeting of Dawson’s shareholders called to approve the share issuance;

•                  the effectiveness of a registration statement on Form S-4 that will be filed by Dawson with the Securities and Exchange Commission (the “SEC”) for the issuance of shares of Dawson Common Stock in the Merger and the authorization of the listing of those shares on the Nasdaq Stock Market;

•                  expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•                  certain officers of the Company, including Wayne Whitener, the President and CEO of the Company, having entered into employment agreements with the Company, as the surviving entity in the Merger, effective as of the Effective Time;

•                  the receipt by the Company of certain consents;

•                  receipt by the Company, as of the closing date, of a reconfirmation from its financial advisor that the consideration to be received by the Company’s shareholders in the Merger is fair; and

•                  the absence of a Material Adverse Effect (as defined in the Merger Agreement) with respect to either the Company’s or Dawson’s respective businesses.

The parties have made customary representations and warranties and agreed to customary covenants in the Merger Agreement.  In addition, the Company and Dawson have each agreed to certain pre-closing covenants in the Merger Agreement, including, among other things, covenants that each of the Company and Dawson will, and the Company will cause its subsidiaries to, during the period between the date of the Merger Agreement and the Effective Time, conduct its business only in the ordinary course of business consistent with past practice and that each of the Company and Dawson will not engage in certain types of transactions without the consent of the other during such period.

Except as set forth in the Merger Agreement, the Company and Dawson have also agreed not to solicit, initiate, approve, endorse, recommend, or encourage, or take any other action designed to, or which would reasonably be expected to, facilitate, any inquiry or the making or announcement of any proposal or offer that constitutes, or that would reasonably be expected to lead to, an Acquisition Proposal (as defined in the Merger Agreement).  The Company and Dawson are permitted to: (i) furnish information and access in response to a written request for information or access to any person making an Acquisition Proposal which was not solicited, initiated, knowingly encouraged, or knowingly facilitated by the Company or Dawson and (ii) participate in discussions and negotiate with such person concerning any such unsolicited Acquisition Proposal if the following conditions are met: (A) the Company or Dawson, as applicable, has not breached its non-solicitation covenant contained in  the Merger Agreement in any material respect; (B) the Board of Directors of the Company or Dawson, as applicable, determines in good faith, after receipt of advice from outside counsel and its financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined in the Merger Agreement); and (C) the Company or Dawson, as applicable, enters into a customary confidentiality agreement with the person making such Acquisition Proposal, and all such information provided to such person has previously been provided to or is provided to the other parties to the Merger Agreement concurrently with its provision to such person.

The Merger Agreement  provides for certain termination rights for both the Company and Dawson and further provides that upon any termination of the Merger Agreement under certain circumstances relating to any third party Acquisition Proposal, the party negotiating such  Acquisition Proposal relates will be obligated to pay the other party to the Merger Agreement, depending on the circumstances, a termination fee of either $2.35 million or, in the case of failure of the Company to receive a reconfirmation from its financial advisor that the consideration to be received by the Company’s shareholders in the Merger is fair, $3.125 million, and may also, under certain circumstances, be required to reimburse the other party to the Merger Agreement for its third party costs and expenses in connection with the proposed Merger, up to a maximum of $1.5 million.

Pursuant to the Merger Agreement, Dawson has agreed to take all necessary actions to cause, as of the Effective Time, its Board of Directors to include as Dawson directors Wayne A. Whitener and Allen T. McInnes, each of whom is currently a director of the Company.

In connection with the Merger Agreement, shares of the Company Common Stock beneficially owned by the named executive officers and directors of the Company representing, in the aggregate, 28.73% of the currently outstanding shares of the Company Common Stock are subject to, or will as soon as practicable after the date of the Merger Agreement be subject to, voting agreements with Dawson (the “Company Shareholder Voting Agreements”) in the form attached as Exhibit 99.1 to this Current Report on Form 8-K.  Under the Company Shareholder Voting Agreements, those officers and directors and other persons directing the voting of such shares of the Company Common Stock have agreed, or will agree, among other things: (1) to vote their shares of the Company Common Stock in favor of adoption of the Merger Agreement at the meeting of the Company shareholders to be held to vote on the Merger Agreement; and (2) not to sell, transfer, or gift any of their shares of the Company Common Sock prior to the consummation of the Merger, except under limited circumstances, including the Company’s Board of Directors making a Company Adverse Recommendation Change (as defined in the Merger Agreement).

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K which is incorporated herein by reference.  The foregoing summary of the Company Shareholder Voting Agreements, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Company Shareholder Voting Agreements, the form of which is attached as Exhibit 99.1 to this Current Report on Form 8-K which is incorporated herein by reference.

The Merger Agreement has been included to provide security holders with information regarding its terms  It is not intended to provide any other factual information about the Company, Dawson, or their respective subsidiaries or affiliates.  The representations, warranties, and covenants contained in the Merger Agreement were made solely for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders.  Security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Dawson.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Dawson’s public disclosures.

Item 8.01.                                          Other Events.

On March 21, 2011, the Company and Dawson issued a joint press release regarding the proposed Merger.  A copy of the joint press release is attached as Exhibit 99.2 and is incorporated herein by reference.

In addition, the Company and Dawson will hold a conference call with analysts and investors to discuss the proposed Merger on Monday, March 21, 2011, at 8:30 a.m. Eastern Time / 7:30 a.m. Central Time.  Details as to participating in the call may be found in the press release attached as Exhibit 99.2 hereto.  A copy of the materials to be presented at the conference call is attached as Exhibit 99.3 and is incorporated herein by reference.

Important Information For Investors And Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  The transactions contemplated by the Merger Agreement, including the proposed Merger between the Company and Merger Sub and the proposed issuance of Dawson Common Stock in the Merger, will, as applicable, be submitted to the shareholders of the Company and Dawson for their consideration.  Dawson will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of the Company and Dawson that also constitutes a prospectus of Dawson.  The Company and Dawson will mail the joint proxy statement/prospectus to their respective shareholders.  The Company and Dawson also plan to file other documents with the SEC regarding the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND DAWSON ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about the Company and Dawson, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov.  The Company and Dawson make available free of charge at www.tgcseismic.com and www.dawson3d.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC, or investors and shareholders may contact the Company at (972) 881-1099 or c/o Dennard Rupp Gray & Easterly, LLC, at (713) 529-6600, or Dawson at (432) 684-3000 to receive copies of documents that each company files with or furnishes to the SEC.

Participants in the Merger Solicitation

The Company, Dawson, and certain of their respective directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and Dawson in connection with the proposed transactions.  Information about the directors and officers of the Company is set forth in its proxy statement for its 2010 annual meeting of shareholders which was filed with the SEC on April 23, 2010.  Information about the directors and officers of  Dawson is set forth in its proxy statement for its 2011 annual meeting of shareholders which was filed with the SEC on December 7, 2010.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                  Exhibits

EXHIBIT NUMBER		DESCRIPTION
2.1	—

Agreement and Plan of Merger, dated March 20, 2011, by and among Dawson Geophysical Company, 6446 Acquisition Corp. and TGC Industries, Inc. (the disclosure schedules have been omitted from this filing.  The disclosure schedules are available to the Securities and Exchange Commission upon request.)

99.1	—	Form of Voting Agreement by and between Dawson Geophysical Company and the shareholders of TGC Industries, Inc. signatories thereto
99.2	—	Joint press release issued by TGC Industries, Inc. and Dawson Geophysical Company on March 21, 2011
99.3	—	Investor Presentation, dated March 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: March 21, 2011	By:	/s/ Wayne A. Whitener
Wayne A. Whitener
President and CEO (Principal Executive Officer)

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
2.1	—

Agreement and Plan of Merger, dated March 20, 2011, by and among Dawson Geophysical Company, 6446 Acquisition Corp. and TGC Industries, Inc. (the disclosure schedules have been omitted from this filing.  The disclosure schedules are available to the Securities and Exchange Commission upon request.)

99.1	—	Form of Voting Agreement by and between Dawson Geophysical Company and the shareholders of TGC Industries, Inc. signatories thereto
99.2	—	Joint press release issued by Dawson Geophysical Company and TGC Industries, Inc. on March 21, 2011
99.3	—	Investor Presentation, dated March 21, 2011